Exhibit 99.1

ORIGIN ORBIT GREEN RESOURCE COMPANY, LTD. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2007 AND

THE PERIOD FROM DECEMBER 13, 2006 (DATE OF INCORPORATION) TO DECEMBER 31, 2006

ORIGIN ORBIT GREEN RESOURCE COMPANY, LTD. AND SUBSIDIARIES

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE STOCKHOLDERS AND BOARD OF DIRECTORS OF

ORIGIN ORBIT GREEN RESOURCE COMPANY, LTD. AND SUBSIDIARIES:

We have audited the accompanying consolidated balance sheets of Origin Orbit Green Resource Company, Ltd. (the “Company”) as of December 31, 2007 and 2006 and the related consolidated statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2007 and the period from December 13, 2006 (date of incorporation) to December 31, 2006. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Group is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial positions of Origin Orbit Green Resource Company, Ltd. as of December 31, 2007 and 2006, the consolidated results of its operations and its consolidated cash flows for the year ended December 31, 2007 and the period from December 13, 2006 (date of incorporation) to December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/ GC ALLIANCE LIMITED
GC ALLIANCE LIMITED

Certified Public Accountants

Hong Kong, June 25, 2008

ORIGIN ORBIT GREEN RESOURCE COMPANY, LTD. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2007 AND 2006

(AMOUNTS EXPRESSED IN US DOLLAR)

	December 31,
	2007	2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,049,768	$-
Accounts receivable, net of allowance of nil	520,116	-
Inventories	1,163,343	-
Deposit, prepayment and other current assets	7,001,427	-
Refundable investment deposit	68,450
Investment income receivable	311,331	-
Total current assets	10,114,435	-

OTHER ASSETS:
Deferred income tax assets	47,323	-
Goodwill	56,650	-
Available-for-sale equity securities	3,202,104	-
Investment deposits	416,176	-
Deposits for buildings, machinery and equipment	2,098,164
Buildings, machinery and equipment, net	3,532,148	-
Total other assets	9,352,565	-

Total assets	$19,467,000	$-

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$992,512	$-
Other payables and accruals	8,291,593	215
Income tax payable	692,786	-
Total current liabilities	9,976,891	215

NON-CURRENT LIABILITIES:
Long-term payables	8,014,705	-

Total liabilities	17,991,596	215

Minority interests	194,729	-

COMMITMENTS AND CONTINGENCIES (Note 19)

SHAREHOLDERS’ EQUITY:
Common stock, $1 par, 50,000 authorized, 1 share issued and outstanding	1	1
Statutory reserves	120,511	-
Accumulated other comprehensive income	38,639	76
Retained earnings	1,121,524	(292)
Total shareholders' equity	1,280,675	(215)

Total liabilities and shareholders' equity	$19,467,000	$-

The accompanying notes are an integral part of these consolidated financial statements.

ORIGIN ORBIT GREEN RESOURCE COMPANY, LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
FOR THE YEAR ENDED DECEMBER 31, 2007 AND THE PERIOD FROM DECEMBER 13, 2006 (DATE OF INCORPORATION) TO DECEMBER 31, 2006
(AMOUNTS EXPRESSED IN US DOLLAR)

		Period from
	Year ended	December 13 to
	December 31	December 31,
	2007	2006

NET SALES	$38,502,350	$-

Cost of sales	(34,471,783)	-

GROSS PROFIT	4,030,567	-

Selling expenses	(1,762,422)	-
General and administrative expenses	(638,031)	(292)

Income (loss) from operations	1,630,114	(292)

Investment income	214,290	-
Other income (expenses), net	178,654	-
Finance costs, net	(48,925)	-

Income (loss) before income tax and minority interests	1,974,133	(292)

Provision for income tax	(731,269)	-

Income (loss) before minority interests	1,242,864	(292)

Minority interests	(537)	-

NET INCOME (LOSS)	1,242,327	(292)

OTHER COMPREHENSIVE INCOME:
Foreign currency translation adjustment	38,563	76

TOTAL COMPREHENSIVE INCOME (LOSS)	$1,280,890	$(216)

The accompanying notes are an integral part of these consolidated financial statements.

ORIGIN ORBIT GREEN RESOURCE COMPANY, LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2007 AND THE PERIOD FROM DECEMBER 13, 2006 (DATE OF INCORPORATION) TO DECEMBER 31, 2006

(AMOUNTS EXPRESSED IN US DOLLAR)

		Period from
	Year ended	December 13 to
	December 31,	December 31,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$1,242,327	$(292)
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	224,004	-
Investment income	(214,290)	-
Minority interests	537	-
Increase in assets:
Deferred tax assets	56,832	-
Accounts receivable, trade	(86,735)	-
Inventories	(659,663)	-
Deposits, prepayment and other receivable	(551,589)	-
Increase (decrease) in liabilities:
Accounts payable	(511,829)	-
Accrued expenses and other current liabilities	189,096	215
Taxes payable	540,571	-
Net cash provided by (used in) operating activities	229,261	(77)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of buildings, machinery and equipment	(536,223)	-
Deposits for buildings, machinery and equipment paid	(2,098,164)
Investment deposit paid	(419,978)	-
Capital contributions from minority shareholders	54,760	-
Acquisition of subsidiaries, net of cash and cash equivalents acquired	(1,983,321)	-
Net cash used in investing activities	(4,982,926)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Issue of a share	-	1
Loans from other entities	5,905,795	-
Net cash provided by financing activities	5,905,795	1

Effect of foreign currency translation	(102,362)	76

INCREASE IN CASH AND CASH EQUIVALENTS	1,049,768	-

CASH AND CASH EQUIVALENTS, beginning of year / period	-	-

CASH AND CASH EQUIVALENTS, end of year / period	$1,049,768	$-

SUPPLEMENTAL DISCLOSURE INFORMATION
Finance cost paid	$46,736	$-
Income tax paid	$200,537	$-

The accompanying notes are an integral part of these consolidated financial statements.

ORIGIN ORBIT GREEN RESOURCE COMPANY, LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY AND
COMPREHENSIVE INCOME

FOR THE YEAR ENDED DECEMBER 31, 2007 AND THE PERIOD FROM DECEMBER 13, 2006 (DATE OF INCORPORATION) TO DECEMBER 31, 2006

 (AMOUNTS EXPRESSED IN US DOLLAR)

					Accumulated
				Retained	Other
			Statutory	earnings	comprehensive
	Common stock		reserves	(deficit)	Income	Totals
	Number	Amount

Balance at December 13, 2006 (date of incorporation)	-	$-	$-	$-	$-	$-

Issue of share	1	1	-	-	-	1

Net loss	-	-		(292)	-	(292)

Foreign currency translation adjustment	-	-	-	-	76	76

Balance at December 31, 2006	1	1	-	(292)	76	(215)

Net Income	-	-	-	1,242,327	-	1,242,327

Appropriation of PRC statutory reserves	-	-	120,511	(120,511)	-	-

Foreign currency translation adjustment	-	-	-	-	38,563	38,563

Balance at December 31, 2007	1	$1	$120,511	$1,121,524	$38,639	$1,280,675

The accompanying notes are an integral part of this consolidated financial statement.

ORIGIN ORBIT GREEN RESOURCE COMPANY, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2007 AND THE PERIOD FROM DECEMBER 13, 2006 (DATE OF INCORPORATION) TO DECEMBER 31, 2006

NOTE 1

DESCRIPTION OF BUSINESS AND ORGANIZATION

Origin Orbit Green Resource Company, Ltd. (the "Company" or “Origin Orbit”) is a company with limited liability incorporated on December 13, 2006 in the British Virgin Islands.  On January 28, 2007, the Company entered into agreements to acquire 100% equity interests in Anyang Prosperous Energy Technology Developing Co., Ltd. (“Anyang Prosperous”) and Anyang Top Energy Green Resources Co., Ltd. (“Anyang Top”), respectively as discussed in Note 3.  The acquisitions were approved by the relevant government authority in the People’s Republic of China (“PRC”) and became effective on April 4, 2007.

As a result of these acquisitions, Origin Orbit has become the holding company of the group comprising Anyang Prosperous and Anyang Top and their subsidiaries (together the “Group”). Origin Orbit is an investment holding company and has not carried on any substantive operations of its own, except for the acquisitions of Anyang Prosperous and Anyang Top.

As of December 31, 2007, details of the subsidiaries of the Company are as follows:

Name	Place of operation	Registered and paid-up capital	Percentage of effective ownership	Principal activities
Anyang Prosperous Energy Technology Developing Co., Ltd. (“Anyang Prosperous”)	PRC	RMB30,000,000	100% (a)	Wholesale and retail sales of compressed natural gas and liquefied petroleum gas (“LPG”)
Anyang Top Energy Green Resources Co., Ltd. (“Anyang Top”)	PRC	RMB5,200,000	100% (a)	Wholesale of compressed natural gas, liquefied petroleum gas and Dimethyl Ether (“DME”)
Jinan Zhenyuan Green Resource Co. Ltd. (“Jinan Green Resource”)	PRC	RMB10,000,000	99% (b)	Sales of LPG for domestic and vehicles usage and related vehicles components
Handan City Prosperous Car-used Green Resource Co. Ltd. (“Handan Green Resource”)	PRC	RMB750,000	98% (b)	Sales of LPG, vehicles components, and new energy research and development
Yangquan Zhenyuan Energy Science & Technology Co. Ltd (“Yangquan Zhenyuan”)	PRC	RMB5,000,000	84% (b)	Construction of gas stations
Fuyang Prosperous Energy Technology Development Co. Ltd. (“Fuyang Prosperous”)	PRC	RMB10,000,000	95% (b)(c)	Energy technology research and development

ORIGIN ORBIT GREEN RESOURCE COMPANY, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2007 AND THE PERIOD FROM DECEMBER 13, 2006 (DATE OF INCORPORATION) TO DECEMBER 31, 2006

NOTE 1

DESCRIPTION OF BUSINESS AND ORGANIZATION (CONTINUED)

Name	Place of operation	Registered and paid-up capital	Percentage of effective ownership	Principal activities
Weifang Prosperous Energy Technology Development Co. Ltd. (“Weifang Prosperous”)	PRC	RMB10,000,000	95% (b)	Energy technology research and development, and sales vehicles components and gas equipment
Hengshui Prosperous Energy Technology Development Co. Ltd. (“Hengshui Prosperous”)	PRC	RMB2,000,000	95% (b)	Gas energy technology research and development
Heze Prosperous Energy Technology Development Co. Ltd. (“Heze Prosperous”)	PRC	RMB5,000,000	95% (b)(c)	Construction of LPG and CNG station, and sales of vehicle components
Shijiazhuang Prosperous Energy Technology Development Co. Ltd. (“Shijiazhuang Prosperous”)	PRC	RMB10,000,000	100% (b)	Gas energy technology research, development and advisory services, and sales of gas energy product
Xuchang Zhenyuan Green Resource Technology Development Co. Ltd. (“Xuchang Zhenyuan”)	PRC	RMB10,000,000	95% (b)(c)	Investment in natural gas business
Yantai Prosperous Energy Technology Development Co. Ltd. (“Yantai Prosperous”)	PRC	RMB500,000	100% (b)	Gas energy technology research and development, and sales vehicle components and gas energy equipment
Changzhi City Zhenyuan Energy Technology Development Co. Ltd (“Changzhi City”)	PRC	RMB5,000,000	100% (b)(c)	Sales of crude oil, natural gas, LPG and related vehicle components, and construction of gas stations
Jiaozuo City Prosperous Energy Technology Development Co. Ltd. (“Jiaozuo City”)	PRC	RMB5,000,000	100% (b)	Sales of natural gas, liquefied petroleum gas and vehicle components, construction and operation of gas stations
Pingdingshan City Zhenyuan Energy Technology Developing Co. Ltd. (“Pingdingshan City”)	PRC	RMB5,000,000	100% (b)	Energy technology development, sales of natural gas, LPG and vehicle components, and construction and operation of gas stations

ORIGIN ORBIT GREEN RESOURCE COMPANY, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2007 AND THE PERIOD FROM DECEMBER 13, 2006 (DATE OF INCORPORATION) TO DECEMBER 31, 2006

NOTE 1

DESCRIPTION OF BUSINESS AND ORGANIZATION (CONTINUED)

Notes:

(a)

Held directly by Origin Orbit.

(b)

Held indirectly by Origin Orbit through Anyang Prosperous.

(c)

According to the Companies Law of the PRC, at the incorporation of the investee, shareholders are only required to pay up 20% of the capital contribution requirement as a minimum and can make up the remaining payment in two years’ time.

Fuyang Prosperous was incorporated with a registered capital of $1,369,000. As Anyang Prosperous holds 95% ownership interest in Fuyang Prosperous, it is required to contribute $1,300,550 into the capital of Fuyang Prosperous. Up to December 31, 2007, Anyang Prosperous had only contributed $260,110 leaving $1,040,440 remained outstanding.

Heze Prosperous was incorporated with a registered capital of $684,500. As Anyang Prosperous holds 95% ownership interest in Heze Prosperous, it is required to contribute $650,275 into the capital of Heze Prosperous. Up to December 31, 2007, Anyang Prosperous had only contributed $260,110 leaving $390,165 remained outstanding.

Xuchang Zhenyuan was incorporated with a registered capital of $1,369,000. As Anyang Prosperous holds 95% ownership interest in Xuchang Zhenyuan, it is required to contribute $1,300,500 into the capital of Xuchang Zhenyuan. Up to December 31, 2007, Anyang Prosperous had only contributed $260,110 leaving $1,040,440 remained outstanding.

Changzhi City was incorporated with a registered capital of $684,500. As Anyang Prosperous holds 100% ownership interest in Changzhi City, it is required to contribute $684,500 into the capital of Changzhi City. Up to December 31, 2007, Anyang Prosperous had only contributed $616,050 leaving $68,450 remained outstanding.

NOTE 2

SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES

Basis of preparation

These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Basis of consolidation

These consolidated financial statements include the accounts of Origin Orbit and its subsidiaries in which it has voting control. Results of the subsidiaries acquired during the year are consolidated from the date of acquisition, which is the date on which the Company obtains control, and continue to be consolidated until the date on which such control ceases. Inter-company transactions and balances have been eliminated.

Use of estimates

The preparation of the these consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the related disclosure of contingent assets and liabilities at the date of these consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  The management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances.  Accordingly, actual results may differ from these estimates under different assumptions or conditions.

ORIGIN ORBIT GREEN RESOURCE COMPANY, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2007 AND THE PERIOD FROM DECEMBER 13, 2006 (DATE OF INCORPORATION) TO DECEMBER 31, 2006

NOTE 2

SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash and cash equivalents

Cash and cash equivalents consist of all cash balances and highly liquid investments with an original maturity of three months or less. Because of the short maturity of these investments, the carrying amounts approximate their fair value. Restricted cash is excluded from cash and cash equivalents.

Accounts receivable

Accounts receivable is stated at cost, net of an allowance for doubtful accounts. The Group maintains allowances for doubtful accounts for estimated losses resulting from the failure of customers to make required payments. The Group reviews the accounts receivable on a periodic basis and makes allowances where there is doubt as to the collectibility of individual balances. In evaluating the collectibility of individual receivable balances, the Group considers many factors, including the age of the balance, the customer’s payment history, its current credit-worthiness and current economic trends.

Inventories
Inventories are stated at the lower of cost, determined on a weighted average basis, or market. Costs of inventories include purchase and related costs incurred in bringing the products to their present location and condition. Market value is determined by reference to selling prices after the balance sheet date or to management’s estimates based on prevailing market conditions. The management will write down the inventories to market value if it is below cost. The management also regularly evaluates the composition of its inventories to identify slow-moving and obsolete inventories to determine if valuation allowance is required.

Available-for-sale equity securities

Available-for-sale equity securities are equity securities which the Group does not intend to sell in the near term. Where the investees are private companies which do not have a quoted market price in an active market and whose fair value cannot be practicably estimated are stated in the balance sheet using the cost method. Temporary impairments of costs of such available-for-sale investments are reported in comprehensive income, where as other than temporary impairments are reflected in earnings.

Goodwill

The Group accounts for acquisitions of business in accordance with SFAS No. 141 “Business Combinations”, which may result in the recognition of goodwill. Goodwill represents the excess of the purchase price over the fair value of net assets acquired in business combinations accounted for under the purchase method. Goodwill is not subject to amortization but will be subject to periodic evaluation for impairment. Goodwill is stated in the consolidated balance sheet at cost less accumulated impairment loss.

ORIGIN ORBIT GREEN RESOURCE COMPANY, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2007 AND THE PERIOD FROM DECEMBER 13, 2006 (DATE OF INCORPORATION) TO DECEMBER 31, 2006

NOTE 2

SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Buildings, machinery and equipment

Buildings, machinery and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Gains or losses on disposals are reflected as gain or loss in the year of disposal. The cost of improvements that extend the life of buildings, machinery and equipment are capitalized. These capitalized costs may include structural improvements, equipment and fixtures. All ordinary repair and maintenance costs are expensed as incurred.

Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of the assets as follows:

Useful Life
Buildings	20-40 years
Machinery, gas storage vehicles and motor vehicles	5-10 years
Office equipment	5 years

The carrying value of buildings, machinery and equipment is assessed annually and when factors indicating impairment is present, the carrying value of the fixed assets is reduced by the amount of the impairment. The Group determines the existence of such impairment by measuring the expected future cash flows (undiscounted and without interest charges) and comparing such amount to the net asset carrying value. An impairment loss, if exists, is measured as the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Construction in progress

Construction in progress includes direct costs of construction of a factory building. Interest incurred during the period of construction, if material, is capitalized. Construction in progress is not depreciated until such time as the assets are completed and put into service.

Asset Impairment

a)

Long-lived Assets

The Group reviews and evaluates its long-lived assets for impairment when events or changes in circumstances indicate that the related carrying amounts may not be recoverable. An impairment is considered to exist if the total estimated future cash flows on an undiscounted basis are less than the carrying amount of the assets, including goodwill, if any. An impairment loss is measured and recorded based on discounted estimated future cash flows. In estimating future cash flows, assets are grouped at the lowest level for which there are identifiable cash flows that are largely independent of future cash flows from other asset groups.

(b)

Goodwill

Impairment of goodwill is tested at least annually at the reporting unit. The test consists of two steps. Firstly, the Company identifies potential impairment by comparing the fair value of the reporting unit to its carrying amount, including goodwill. If the fair value of the reporting unit is greater than its carrying amount, goodwill is not considered impaired. Secondly, if there is impairment identified in the first step, an impairment loss is recognized for any excess of the carrying amount of the reporting unit’s goodwill over the implied fair value of goodwill. The implied fair value of goodwill is determined by allocating the fair value of the reporting unit in a manner similar to a purchase price allocation, in accordance with SFAS No 141, “Business Combinations”. If the carrying value of a reporting unit exceeds its estimated fair value, the Group compares the implied fair value of the reporting unit’s goodwill to its carrying amount, and any excess of the carrying value over the fair value is charged to earnings. The Group’s fair value estimates are based on numerous assumptions and it is possible that actual fair value will be significantly different than the estimates.

ORIGIN ORBIT GREEN RESOURCE COMPANY, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2007 AND THE PERIOD FROM DECEMBER 13, 2006 (DATE OF INCORPORATION) TO DECEMBER 31, 2006

NOTE 2

SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Financial instruments

The Group values its financial instruments as required by SFAS No. 107, “Disclosures about Fair Value of Financial Instruments”. The estimated fair value amounts have been determined by the Group, using available market information or other appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop estimates of fair value. Consequently, the estimates are not necessarily indicative of the amounts that could be realized or would be paid in a current market exchange.

The Group’s financial instruments primarily consist of cash and cash equivalents, trade accounts receivable, other current assets; trade accounts payable, accrued expenses, short-term bank loans and other current liabilities.

As of the balance sheet dates, the estimated fair values of the financial instruments were not materially different from their carrying values as presented due to the short maturities of these instruments and that the interest rates on the borrowings approximate those that would have been available for loans of similar remaining maturity and risk profile at respective balance sheet dates.

Revenue Recognition

Revenue is recognized when the following four revenue criteria are met: persuasive evidence of an arrangement exists, delivery has occurred, the selling price is fixed or determinable, and collectibility is reasonably assured.

Sales revenue is recognized net of sales discounts and returns at the time when the merchandise is sold to the customer. Based on historical experience, the management estimates that sales returns are immaterial and has not made allowance for estimated sales returns.

Income taxes

The Group accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes".  SFAS No. 109 requires an asset and liability approach for financial accounting and reporting for income taxes and allows recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years.  Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Group is able to realize their benefits, or that future deductibility is uncertain.

On January 1, 2007, the Group adopted the provisions of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”). FIN 48 prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This Interpretation also provides guidance on de-recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods and income tax disclosures. The adoption of FIN 48 has not resulted in any material impact on the Group’s financial position or results.

Comprehensive Income

SFAS No.130, “Reporting Comprehensive Income,” establishes standards for reporting and displaying comprehensive income and its components in the consolidated financial statements. Comprehensive income and loss is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. Accumulated other comprehensive income arose from foreign currency translation adjustments.

ORIGIN ORBIT GREEN RESOURCE COMPANY, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2007 AND THE PERIOD FROM DECEMBER 13, 2006 (DATE OF INCORPORATION) TO DECEMBER 31, 2006

NOTE 2

SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Foreign Currency

The Group uses the United States dollars (“U.S. Dollar” or “US$” or “$”) for financial reporting purposes. The companies within the Group maintain their books and records in their functional currency, Chinese Renminbi (“RMB”), being the lawful currency in the PRC. Assets and liabilities are translated into US Dollars using the applicable exchange rates prevailing at the balance sheet date. Items on the statement of operations are translated at average exchange rates during the reporting period. Equity accounts are translated at historical rates. Adjustments resulting from the translation of the Group’s financial statements are recorded as accumulated other comprehensive income.

The exchange rates used to translate amounts in RMB into U.S. Dollars for the purposes of preparing the consolidated financial statements were as follows:-

December 31, 2007
Balance sheet items, except for the registered and paid-up capital and retained earnings	US$1:RMB7.3046
Amounts included in the statements of operations, changes in stockholders’ equity and cash flows	US$1:RMB7.5319

Although the Chinese government regulations now allow convertibility of RMB for current account transactions, significant restrictions still remain. Hence, such translations should not be construed as representations that RMB could be converted into U.S. dollars at that rate or any other rate.

The value of RMB against U.S. dollars and other currencies may fluctuate and is affected by, among other things, changes in China’s political and economic conditions. Any significant revaluation of RMB may materially affect the Group’s financial condition in terms of U.S. dollar reporting.

Concentrations of credit risk

Financial instruments potentially subject the Group to significant concentrations of credit risk consist of bank deposits and trade accounts receivable. Credit is extended to customers based on the evaluation of their financial condition and collateral is not required. The Group performs ongoing assessment of its customers and maintains an allowance for doubtful accounts.

As of December 31, 2007, 100% of the Group’s cash included cash on hand and deposits in accounts maintained with banks within the PRC where there is currently no rule or regulation in place for obligatory insurance to cover bank deposits in the event of bank failure. However, the Group has not experienced any losses in such accounts and believes it is not exposed to any risks on cash and cash equivalents.

For the year ended December 31, 2007, all of the Group’s sales arose in the PRC.  In addition, all accounts receivable as of December 31, 2007 were due from customers located in the PRC.

Except for one customer who accounted for 12% of the Group’s revenue for the year ended December 31, 2007, there was no other single customer who accounted for more than 10% of the Group’s revenue for the year ended December 31, 2007.

As of December 31, 2007, five customers accounted for 26%, 18%, 13%, 12% and 11% of the accounts receivable of the Group respectively. There was no other single customer who accounted for more than 10% of the Group’s accounts receivable as of December 31, 2007.

ORIGIN ORBIT GREEN RESOURCE COMPANY, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2007 AND THE PERIOD FROM DECEMBER 13, 2006 (DATE OF INCORPORATION) TO DECEMBER 31, 2006

NOTE 2

SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Segment information

The Group believes that during the year ended December 31, 2007, it operated in one business segment – research, development, and sales of LPG and other fuel for domestic and vehicle consumption, and in one geographical segment – China, as all of the Group’s operations were carried out in China.

Commitments and contingencies

The Group follows SFAS No. 5, “Accounting for Contingencies,” in determining its accruals and disclosures with respect to loss contingencies. Accordingly, estimated losses from loss contingencies are accrued by a charge to income when information available prior to issuance of the financial statements indicates that it is probable that a liability could be been incurred and the amount of the loss can be reasonably estimated. Legal expenses associated with the contingency are expensed as incurred. If a loss contingency is not probable or reasonably estimable, disclosure of the loss contingency is made in the financial statements when it is at least reasonably possible that a material loss could be incurred.

Recent accounting pronouncements

In September 2006, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements”. SFAS No. 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value instruments. SFAS No. 157 does not require any new fair value measurements, but applies under other accounting pronouncements that require or permit fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 5, 2007 (the Company’s fiscal 2008). It is believed that implementation of SFAS No. 157 will have little or no impact on the Group’s consolidated financial statements.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans— an amendment of FASB Statements No. 87, 88, 106, and 132(R)”. SFAS No. 158 requires plan sponsors of defined benefit pension and other postretirement benefit plans (collectively, “postretirement benefit plans”) to fully recognize the funded status of their postretirement benefit plans in the statement of financial position, measure the fair value of plan assets and benefit obligations as of the date of the fiscal year-end statement of financial position and provide additional disclosures.  It is believed that implementation of SFAS No. 158 will have little or no impact on the Group’s consolidated financial statements since the Company has no applicable plans.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities,” which allows an entity the irrevocable option to elect fair value for the initial and subsequent measurement for certain financial assets and liabilities on a contract-by-contract basis. Subsequent changes in fair value of these financial assets and liabilities would be recognized in earnings when they occur. SFAS No. 159 further establishes certain additional disclosure requirements. SFAS No. 159 is effective as of the beginning of the first fiscal year that begins after November 15, 2007 (fiscal 2008 for the Group) where earlier adoption is permitted. Management is currently evaluating the impact, if any, and timing of the adoption of SFAS No. 159 on the Group’s financial statements.

In December, 2007, the FASB issued SFAS No. 141(R), “Business Combinations”, and SFAS No. 160, “Accounting and Reporting of Noncontrolling interest in Consolidated Financial Statements, an amendment of ARB No. 51” (SFAS No. 160). These new standards will significantly change the financial accounting and reporting of business combination transactions and noncontrolling (or minority) interests in consolidated financial statements. SFAS No. 141(R) and SFAS No. 160 are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, fiscal 2009 for the Group). The Company has not yet determined the effect, if any, that the adoption of SFAS 141(R) and 160 will have on its consolidated financial statements.

ORIGIN ORBIT GREEN RESOURCE COMPANY, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2007 AND THE PERIOD FROM DECEMBER 13, 2006 (DATE OF INCORPORATION) TO DECEMBER 31, 2006

NOTE 2

SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent accounting pronouncements

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements - An Amendment of ARB No. 51” (“SFAS No. 160”), which establishes new accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. Specifically, this statement requires the recognition of a noncontrolling interest (minority interest) as equity in the consolidated financial statements and separate from the parent’s equity. SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Management does not expect that this Statement will have an effect on the Group’s consolidated financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – An Amendment of FASB Statement No. 133” (“SFAS No. 161”), which changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. This statement will be effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. Management does not expect that this Statement will have an effect on the Group’s consolidated financial statements.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”. This Statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States (the GAAP hierarchy). This Statement is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles. Management does not expect that this Statement will have an effect on the Group’s consolidated financial statements.

In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts—an interpretation of FASB Statement No. 60”. This Statement interprets Statement 60, “Accounting and Reporting by Insurance Enterprises” and amends existing accounting pronouncements to clarify their application to the financial guarantee insurance contracts included within the scope of this Statement. This Statement requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. This Statement also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities.  This Statement is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years. Management does not expect that this Statement will have an effect on the Group’s consolidated financial statements.

ORIGIN ORBIT GREEN RESOURCE COMPANY, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2007 AND THE PERIOD FROM DECEMBER 13, 2006 (DATE OF INCORPORATION) TO DECEMBER 31, 2006

NOTE 3

ACQUISITIONS

Anyang Prosperous

On April 4, 2007, the Company completed the acquisition of 100% ownership interest in Anyang Prosperous for a consideration of $3,930,129 payable in cash, which however remained outstanding as of December 31, 2007. According to the conditions for the approval of the relevant PRC government authority on this acquisition, the Company is required to settle the consideration amount to the former shareholders of Anyang Prosperous no later than August 31, 2008. This acquisition has been accounted for using the purchase method of accounting.

Anyang Prosperous is primarily engaged in the wholesale and retail sales of compressed natural gas, liquefied petroleum gas (“LPG”) and related vehicle components in the PRC.

Allocation of purchase consideration:

Long term investments	$3,437,989
Deferred tax assets	83,913
Investment deposits	64,648
Building, machinery and equipment, net	515,002
Goodwill	51,253
Cash and cash equivalents	625,276
Other current assets	5,040,393
Short-term loan	(646,479)
Other current liabilities	(5,228,650)
Minority interest	(13,216)

Fair value of assets acquired and liabilities assumed	$3,930,129

Anyang Top

On April 4, 2007, the Company completed the acquisition of 100% ownership interest in Anyang Top for a consideration of $674,589 payable in cash, which however remained outstanding as of December 31, 2007. According to the conditions for the approval of the relevant PRC government authority on this acquisition, the Company is required to settle the consideration amount to the former shareholders of Anyang Top no later than August 31, 2008.  This acquisition has been accounted for using the purchase method of accounting.

Anyang Top is primarily engaged in the wholesale of compressed natural gas, liquefied petroleum gas and Dimethyl Ether (DME) that is produced from coal as an alternative energy to petroleum for domestic and vehicle consumption in the PRC.

Allocation of purchase consideration:

Building, machinery and equipment, net	$1,263,578
Goodwill	2,251
Cash and cash equivalents	672,338
Current liabilities	(1,263,578)

Fair value of assets acquired and liabilities assumed	$674,589

ORIGIN ORBIT GREEN RESOURCE COMPANY, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2007 AND THE PERIOD FROM DECEMBER 13, 2006 (DATE OF INCORPORATION) TO DECEMBER 31, 2006

NOTE 3

ACQUISITIONS (CONTINUED)

Unaudited pro forma financial information on acquisitions of Anyang Prosperous and Anyang Top

The following unaudited pro forma information assumes the acquisitions of Anyang Prosperous and Anyang Top, which were under common control and management, occurred on the beginning of the respective year presented. These unaudited pro forma results have been prepared for informational purposes only and do not purport to represent what the results of operations would have been had the acquisitions occurred as of the date indicated, nor of future results of operations. The unaudited pro forma results for the years ended December 31, 2007 and 2006 are as follows:

	Years ended December 31,
	2007	2006

Net sales	$42,699,135	$5,189,675
Cost of sales	(37,932,528)	(4,291,892)

Gross profit	4,766,607	897,783

Selling expenses	(1,951,081)	(384,455)
General and administrative expenses	(713,605)	(234,830)

Income from operations	2,101,921	278,498

Investment income	282,743	377,626
Other income, net	177,368	104,857
Finance costs, net	(55,454)	(11,371)

Income before income tax and minority interests	2,506,578	749,610

Provision for income tax	(880,220)	237,435

Income before minority interests	1,626,358	987,045

Minority interests	(5,446)	426

Net income	$1,620,912	$987,471

Jiaozuo City

On June 19, 2006, before the acquisition of Anyang Prosperous by the Company discussed above, Jiaozuo City was established and Anyang Prosperous held 20% ownership interest in Jiaozuo City. On November 29, 2007, the Company completed the acquisition of the remaining 80% ownership interest in Jiaozuo City, through Anyang Prosperous, from a third party for a cash consideration $540,562. Acquisition of Jiaozuo City was accounted for using the purchase method.

Jiaozuo City is primarily engaged in the sales of natural gas, LPG and vehicle components, construction and operation of gas stations in the PRC.

Allocation of purchase consideration of $540,562 paid:

Building, machinery and equipment, net	$302,750
Prepayments	180,531
Cash and cash equivalents	28,874
Other current assets	153,070

Net assets	665,225
Interests held by Anyang Prosperous by way of initial capital contribution	(124,663)

Fair value of assets acquired and liabilities assumed	540,562

Since Jiaozuo City had insignificant operation since its incorporation, no pro forma information is presented.

ORIGIN ORBIT GREEN RESOURCE COMPANY, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2007 AND THE PERIOD FROM DECEMBER 13, 2006 (DATE OF INCORPORATION) TO DECEMBER 31, 2006

NOTE 3

ACQUISITIONS (CONTINUED)

Pingdingshan City

On April 12, 2006, before the acquisition of Anyang Prosperous by the Company discussed above, Pingdingshan City was established and Anyang Prosperous held 20% ownership interest in Pingdingshan City. On November 27, 2007, the Company completed the acquisition of the remaining 80% ownership interest in Pingdingshan City, through Anyang Prosperous, from a third party for a cash consideration $540,562. Acquisition of Pingdingshan City was accounted for using the purchase method.

Pingdingshan City is primarily engaged in the energy technology development, sales of natural gas, LPG and vehicle components, and construction and operation of gas stations in the PRC.

Allocation of purchase consideration of $540,562 paid:

Building, machinery and equipment, net	$21,865
Cash and cash equivalents	20,287
Prepayments	708,813
Other current liabilities	(85,839)
665,126
Interests held by Anyang Prosperous by way of initial capital contribution	(124,564)
Fair value of assets acquired and liabilities assumed	$540,562

Since Pingdingshan City had insignificant operation since its incorporation, no pro forma information is presented.

Changzhi City

On March 17, 2006, before the acquisition of Anyang Prosperous by the Company discussed above, Changzhi City was established and Anyang Prosperous held 20% ownership interest in Changzhi City. On December 3, 2007, the Company completed the acquisition of the remaining 80% ownership interest in Changzhi City, through Anyang Prosperous, from a third party for a cash consideration $472,195. Acquisition of Changzhi City was accounted for using the purchase method.

Changzhi City is primarily engaged in the sales of crude oil, natural gas, liquefied petroleum gas and related vehicle components, and construction of gas stations in the PRC.

Allocation of purchase consideration of $472,195 paid:

Building, machinery and equipment, net	$212,649
Cash and cash equivalents	56,409
Other current assets	576,121
Current liabilities	(248,749)
596,430
Interests held by Anyang Prosperous by way of initial capital contribution	(124,235)
Fair value of assets acquired and liabilities assumed	472,195

Since Changzhi City had insignificant operation since its incorporation, no pro forma information is presented.

ORIGIN ORBIT GREEN RESOURCE COMPANY, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2007 AND THE PERIOD FROM DECEMBER 13, 2006 (DATE OF INCORPORATION) TO DECEMBER 31, 2006

NOTE 3

ACQUISITIONS (CONTINUED)

Shijiazhuang Prosperous

On December 10, 2007, the Company completed the acquisition of 100% ownership interest in Shijiazhuang Prosperous through Anyang Prosperous for a total cash consideration of $1,351,328. Acquisition of Shijiazhuang Prosperous was accounted for using the purchase method.

Shijiazhuang Prosperous is primarily engaged in the gas energy technology research, development and advisory services, and sales of gas energy product in the PRC.

Allocation of purchase consideration of $1,351,328 paid:

Building, machinery and equipment, net	$673,210
Cash and cash equivalents	200,985
Other current assets	480,606
Other current liabilities	(3,473)
Fair value of assets acquired and liabilities assumed	$1,351,328

Since Shijiazhuang Prosperous had insignificant operation since its incorporation, no pro forma information is presented.

Yangquan Zhenyuan

On August 31, 2006, before the acquisition of Anyang Prosperous by the Company discussed above, Yangquan Zhenyuan was established and Anyang Prosperous held 20% ownership interest in Yangquan Zhenyuan. On August 6, 2007, the Company completed the acquisition of a further 64% ownership interest in Yangquan Zhenyuan, through Anyang Prosperous, from a third party for a cash consideration $529,115. Acquisition of Yangquan Zhenyuan was accounted for using the purchase method.

Yangquan Zhenyuan was established in the PRC with registered and paid-up capital of $684,500. Yangquan Zhenyuan is primarily engaged in the construction of gas stations

Allocation of purchase consideration of $529,115 paid:

Building, machinery and equipment, net	$1,003
Cash and cash equivalents	12,860
Prepayments and other current assets	646,011
659,874
Interests held by Anyang Prosperous by way of initial capital contribution	(25,130)
Minority interests	(105,629)
Fair value of assets acquired and liabilities assumed	$529,115

Since Yangquan Zhenyuan had insignificant operation since its incorporation, no pro forma information is presented.

ORIGIN ORBIT GREEN RESOURCE COMPANY, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2007 AND THE PERIOD FROM DECEMBER 13, 2006 (DATE OF INCORPORATION) TO DECEMBER 31, 2006

NOTE 3

ACQUISITIONS (CONTINUED)

Weifang Prosperous

On April 11, 2007, Weifang Prosperous was established and Anyang Prosperous held 20% ownership interest in Weifang Prosperous by way of an initial capital contribution of $51,767. On November 30, 2007, the Company completed the acquisition of a further 75% ownership interest in Weifang Prosperous, through Anyang Prosperous, from a third party for a cash consideration $202,711. Acquisition of Weifang Prosperous was accounted for using the purchase method.

Weifang Prosperous is primarily engaged in Energy technology research and development, and sales vehicles components and gas equipment in the PRC.

Allocation of purchase consideration of $202,711 paid:

Building, machinery and equipment, net	$11,505
Prepayments	289,201
Cash and cash equivalents	36,123
Other current liabilities	(68,837)
$267,992
Interests held by Anyang Prosperous by way of initial capital contribution	(51,767)
Minority interest	(13,514)
Fair value of assets acquired and liabilities assumed	$202,711

Since Weifang Prosperous had insignificant operation since its incorporation, no pro forma information is presented.

NOTE 4

ACCOUNTS RECEIVABLE

Accounts receivable consisted of the following:

	December 31,
	2007	2006

Accounts receivable	$520,116	$-
Less: allowance for doubtful accounts	-	-

Accounts receivable, net	$520,116	$-

ORIGIN ORBIT GREEN RESOURCE COMPANY, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2007 AND THE PERIOD FROM DECEMBER 13, 2006 (DATE OF INCORPORATION) TO DECEMBER 31, 2006

NOTE 5

INVENTORIES

Inventories by major categories are summarized as follows:

	December 31,
	2007	2006

Compressed natural gas	$10,018	$-
Liquefied petroleum gas	549,108	-
Dimethyl ether	396,914	-
Vehicle modification components and others	207,303	-

	$1,163,343	$-

NOTE 6

DEPOSITS, PREPAYMENT AND OTHER CURRENT ASSETS

Deposits, prepayment and other current assets consist of the following:

	December 31,
	2007	2006

Trade deposits	$2,172,455	$-
Prepayment	80,229	-
Other receivables	4,748,743	-

	$7,001,427	$-

NOTE 7

INVESTMENT INCOME RECEIVABLE

The investment income receivable of $311,331 as of December 31, 2007 represented income receivable from Anyang PetroChina, as described in Note 10.

NOTE 8

DEFERRED INCOME TAX ASSETS

Deferred income tax assets of $47,323 as of December 31, 2007 arose from unused tax loss carry-forwards that management consider more likely than not that it will be realized through future operations. The tax loss carry-forwards are available for offset against future taxable income over the next five years. No valuation allowance was recorded as of December 31, 2007.

ORIGIN ORBIT GREEN RESOURCE COMPANY, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2007 AND THE PERIOD FROM DECEMBER 13, 2006 (DATE OF INCORPORATION) TO DECEMBER 31, 2006

NOTE 9

GOODWILL

Balance as of December 31, 2006	$-
Arising from acquisition of Anyang Prosperous on April 4, 2007 (Note 3)	51,253
Arising from acquisition of Anyang Top on April 4, 2007 (Note 3)	2,251
Exchange realignment	3,146

Balance as of December 31, 2007	$56,650

NOTE 10

AVAILABLE-FOR-SALE EQUITY SECURITIES

As of December 31, 2007, available-for-sale equity securities consisted of investment in the following companies:

Name of investees	Place of operation	Percentage of ownership	Principal activities
Anyang PetroChina Marketing Company Limited (“Anyang PetroChina”) (a)	PRC	34%	Sales of crude oil, refined oil and LPG
Taiyuan Zhenyuan Green Resource Technology Development Co. Ltd.	PRC	20%	Sales of vehicle components and construction of gas stations

Whilst the above companies are private companies whose shares are not quoted or traded in an active market, management has determined that it is not practicable to estimate their fair value reliably. Therefore, the investments in the above companies are stated at cost less any impairment losses. No events or changes in circumstances have been identified that potentially would have a significant adverse effect on the fair value of investments in the above companies. As of December 31, 2007, there was no allowance for impairment losses.

Note:

(a)

Although the Group held 34% ownership interest in Anyang PetroChina, the Group did not have significant influence over Anyang PetroChina. According to an agreement between the Group and the other shareholder of Anyang PetroChina, namely China National Petroleum Corporation (“China National Petroleum”), the Group has assigned the full power and right of management of Anyang PetroChina to China National Petroleum for the period until December 31, 2007. In return, the Group has been entitled to 10% of the cost of its investment in Anyang PetroChina in the form of a fixed “dividend” each year regardless of the actual performance of Anyang PetroChina for the period until December 31, 2007. Therefore, Anyang PetroChina has been accounted for using the cost method instead of the equity method. For the year ended December 31, 2007, investment income of $214,290 from Anyang Petrol China was included in other income.

ORIGIN ORBIT GREEN RESOURCE COMPANY, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2007 AND THE PERIOD FROM DECEMBER 13, 2006 (DATE OF INCORPORATION) TO DECEMBER 31, 2006

NOTE 11

INVESTMENT DEPOSIT

Investment deposit consisted of the following:

	December 31,
	2007	2006

In connection with the establishment of Anyang Dingran Gas Company Ltd. (“Anyang Dingran”) (note a)	$416,176	$-
Refundable investment deposit in relation to Jinan Zhongman Zhenyuan Energy Technology Company Ltd. (“Jinan Zhongman”) (note b)	68,450	-

	484,626	-
Less: Current portion	(68,450)	-

Non-current portion	$416,176	$-

Notes:

(a)

Investment deposit of $416,176 represented the amount paid by the Group for the establishment of Anyang Dingran in the PRC, in which the Group will have a 34% ownership interest. Anyang Dingran will have a registered capital of RMB8 million (equivalent to $1,065,133) and intends to engage in the development and sales of natural gas.

(b) On March 2, 2006, one of Anyang Prosperous’ subsidiaries, Jinan Green Resource entered into an agreement with Shangdong Zhongman Natural Gas Company Limited, (“Shangdong Zhongman”) to establish Jinan Zhongman in which Jinan Green Resources would hold a 50% ownership interest. Jinan Zhongman has not commenced any substantive operations as of December 31, 2007.

On April 23, 2008, Jinan Zhongman was closed down. Pursuant to the cancellation agreement entered into between the Company and Shangdong Zhongman, the deposit of $68,450 was refunded in May 2008.

NOTE 12

BUILDINGS, MACHINERY AND EQUIPMENT, NET

Buildings, machinery and equipment, net consisted of the following:

	December 31,
	2007	2006
Cost:
Buildings	$154,616	$-
Machinery	2,115,142	-
Office equipment	279,757	-
Gas storage vehicles and motor vehicles	147,931	-
Construction in progress	1,167,003	-

Total cost	3,864,449	-
Less: Accumulated depreciation	(332,301)	-

Net book value	$3,532,148	$-

Depreciation expenses in aggregate for the year ended December 31, 2007 was approximately $224,004.

ORIGIN ORBIT GREEN RESOURCE COMPANY, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2007 AND THE PERIOD FROM DECEMBER 13, 2006 (DATE OF INCORPORATION) TO DECEMBER 31, 2006

NOTE 13

OTHER PAYABLES AND ACCRUALS

Other payables and accruals consisted of the following:

	December 31,
	2007	2006

Accrued operating expenses	$342,886	$-
Receipts in advance from customers	256,436	-
Other payables	2,774,319	-
Other taxes and surcharges	42,421
Payable for acquisitions of Anyang Prosperous and Anyang Top (see Note 3)	4,875,531	-

	$8,291,593	$-

NOTE 14

LONG-TERM PAYABLES

Long-term payables consisted of the following:

	December 31,
	2007	2006

Advances from a former shareholder of Anyang Prosperous and Anyang Top	$1,262,631	$-
Advances from other third parties	6,752,074	-

	$8,014,705	$-

The above payables are unsecured, non-interest bearing and only repayable on demand after December 31, 2008. There are no scheduled annual maturities on the long-term payables for the next five years.

NOTE 15

MINORITY INTERESTS

The movements of minority interests during the year ended December 31, 2007 are summarized as follows:

Balance as of December 31, 2006	$-
Arising from acquisitions and establishment of subsidiaries during the year	187,119
Net income for the year attributable to minority interests	537
Exchange realignment	7,073

Balance as at December 31, 2007	$194,729

NOTE 16

STATUTORY RESERVES

In accordance with the PRC Companies Law, the companies within the Group are required to transfer 10% of their profits after tax, as determined in accordance with accounting standards and regulations of the PRC, to the statutory surplus reserve and a percentage of not less than 5%, as determined by management, of the profits after tax to the public welfare fund. The statutory surplus reserve is non-distributable.

ORIGIN ORBIT GREEN RESOURCE COMPANY, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2007 AND THE PERIOD FROM DECEMBER 13, 2006 (DATE OF INCORPORATION) TO DECEMBER 31, 2006

NOTE 17

OTHER INCOME (EXPENSES), NET

		Period from
	Year ended	December 13 to
	December 31,	December 31,
	2007	2006

Management fee income	$124,599	$-
Petroleum storage fee income	73,003	-
Others	(18,948)	-

	$178,654	$-

NOTE 18

INCOME TAXES

The Company being incorporated in the British Virgin Islands (“BVI”) is not subject to any income tax according to the rules and regulations of the BVI. During the year ended December 31, 2007, the Company’s subsidiaries in the PRC were generally subject to PRC enterprise income tax at 33%.

The Company’s income tax expense consisted of:

		Period from
	Year ended	December 13 to
	December 31,	December 31,
	2007	2006

Current - PRC enterprise income tax	$586,866	$-
Deferred	144,403	-

	$731,269	$-

A reconciliation of the provision for income taxes determined at the US statutory corporate income tax rate to the Group’s effective income tax rate is as follows:

	Year ended December 31, 2007	Period from December 13 to December 31, 2006

Pre-tax income before minority interests	$1,974,133	$-
US statutory rate	35%	35%
Income tax expense computed at United States statutory rate	690,947	-
Reconciling items:
Rate differential for PRC earnings	(39,483)	-
Non-taxable investment income	(70,716)	-
Non-deductible expenses	150,521	-

Actual tax expense	$731,269	$-

ORIGIN ORBIT GREEN RESOURCE COMPANY, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2007 AND THE PERIOD FROM DECEMBER 13, 2006 (DATE OF INCORPORATION) TO DECEMBER 31, 2006

NOTE 18

INCOME TAXES (CONTINUED)

On March 16, 2007, the PRC government promulgated a new tax law, China’s Unified Corporate Income Tax Law (“New CIT Law”), which took effect from January 1, 2008. Under the New CIT Law, foreign-owned enterprises as well as domestic companies are subject to a unified tax rate of 25%. Accordingly, the Company’s subsidiaries in the PRC will be subject to corporate income tax at a rate of 25% on their taxable income arising in the PRC commencing from January 1, 2008. The effect of this change in tax rate has been reflected in the calculation of deferred income tax assets as of December 31, 2007.

NOTE 19

COMMITMENTS AND CONTINGENCIES

Lease commitments

The Group has entered into several tenancy agreements for the lease of land and equipment for the purposes of its gas stations. The Group’s commitments for minimum lease payments under these operating leases for the next five years and thereafter as of December 31, 2007 are as follows:

Year ending December 31,
2008	$256,141
2009	315,093
2010	239,902
2011	267,119
2012	166,525
Thereafter	457,956

$1,702,736

Capital commitment

Contracted but not provided for:
Investment in Fuyang Prospectus as disclosed in Note 1(c)	$1,040,440
Investment in Heze Prospectus as disclosed in Note 1(c)	390,165
Investment in Xuchang Zhenyuan as disclosed in Note 1(c)	1,040,440
Investment in Changzhi City as disclosed in Note 1(c)	68,450
Purchases of fixed assets	716,213

$3,255,708

NOTE 20

SUBSEQUENT EVENTS

On January 16, 2008, the Company, through Anyang Prosperous, established a new 95%-owned subsidiary named Linyi Prosperous Energy Technology Development Co. Ltd. (“Linyi Prosperous”).  Linyi Prosperous has been certified and approved by the relevant PRC government business bureau with a registered capital of $1,380,872.  Linyi Prosperous is primarily engaged in the sales of natural gas and vehicle components.